Exhibit 5.1

1285 AVENUE OF THE AMERICAS NEW YORK, NEW YORK 10019-6064 TELEPHONE (212) 373-3000	BEIJING HONG KONG LONDON LOS ANGELES SAN FRANCISCO	TOKYO TORONTO WASHINGTON, DC WILMINGTON

May 6, 2024

GE Vernova Inc.

58 Charles Street

Cambridge, MA 02141

Re: GE Vernova Retirement Savings Plan

Registration Statement on Form S-1

(Registration No. 333-277900)

Ladies and Gentlemen:

We have acted as special counsel to GE Vernova Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 12,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, in the GE Vernova Stock Fund under the GE Vernova Retirement Savings Plan (the “Plan”). The Registration Statement also relates to a corresponding number of plan interests to be offered and sold under the Plan (the “Interests” and, together with the Shares, the “Securities”). The Company, which was a limited liability company named GE Vernova LLC, converted to a corporation and was renamed GE Vernova Inc. on April 1, 2024 (the “Conversion”).

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In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.	the Registration Statement; and

2.	the Plan.

In addition, we have examined (i) such limited liability company records of GE Vernova LLC that we have considered appropriate, including a copy of the certificate of formation and limited liability company agreement of GE Vernova LLC, certified by the Company as in effect immediately prior to the Conversion, copies of resolutions of the board of managers of GE Vernova LLC relating to the issuance of the Securities, certified by the Company, (ii) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of conversion effectuating the Conversion, the certificate of incorporation and the bylaws of the Company, certified by the Company as in effect on the date of this letter and (iii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as

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certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Securities have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the terms of the Plan, (a) the Shares will be validly issued, fully paid and non-assessable and (b) the Interests will be validly issued.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

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We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Certain Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

  Very truly yours,

  /s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP